SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Stanley Black & Decker, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Connecticut	06-0548860
(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

1000 Stanley Drive New Britain, Connecticut	06053-1675
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Corporate Units	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-221127

Securities to be registered pursuant to Section 12(g) of the Act:

None	None
(Title of Class)	(Name of Exchange)

Item 1. Description of Registrant’s Securities to be Registered

For a description of Stanley Black & Decker, Inc.’s (the “Registrant”) Corporate Units to be registered hereunder, reference is made to the information under the captions “Description of Securities,” “Description of Capital Stock” and “Description of Stock Purchase Contracts and Stock Purchase Units” in the Prospectus, dated October 25, 2017, included in the Registrant’s automatic shelf registration statement on Form S-3 (File No. 333-221127) originally filed under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission on October 26, 2017, as supplemented by the information under the captions “Description of the Equity Units,” “Description of the Purchase Contracts,” “Certain Provisions of the Purchase Contract and Pledge Agreement” and “Description of the Convertible Preferred Stock” in the prospectus supplement filed pursuant to Rule 424(b)(2) under the Securities Act on November 12, 2019, which information is hereby incorporated herein by reference and made part of this registration statement on Form 8-A in its entirety.

Item 2. Exhibits

1.1*

Underwriting Agreement among the Company and Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and Wells Fargo Securities, LLC, as representatives of the underwriters named therein relating to the offering of the Corporate Units.

3.1	Restated Certificate of Incorporation dated September 15, 1998 (incorporated by reference to Exhibit 3(i) to the Company’s Quarterly Report on Form 10-Q filed on May 13, 2010).

3.2

Certificate of Amendment to the Restated Certificate of Incorporation dated December 21, 2009 (incorporated by reference to Exhibit 3(ii) to the Company’s Quarterly Report on Form 10-Q filed on May 13, 2010).

3.3

Certificate of Amendment to the Restated Certificate of Incorporation dated March 12, 2010 (incorporated by reference to Exhibit 3(iii) to the Company’s Quarterly Report on Form 10-Q filed on May 13, 2010).

3.4

Certificate of Amendment to the Restated Certificate of Incorporation dated November 5, 2010 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on November 9, 2010).

3.5

Certificate of Amendment to the Restated Certificate of Incorporation dated April 17, 2012 (incorporated by reference to Exhibit 3(i) to the Company’s Quarterly Report on Form 10-Q filed on May 2, 2012).

3.6	Certificate of Amendment to the Restated Certificate of Incorporation dated May 17, 2017 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 17, 2017).

3.7*	Certificate of Amendment to the Restated Certificate of Incorporation.

3.8	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed on July 18, 2018).

4.1*

Purchase Contract and Pledge Agreement among the Company, The Bank of New York Mellon Trust Company, N.A., as Purchase Contract Agent, and HSBC Bank USA, National Association, as Collateral Agent, Custodial Agent and Securities Intermediary.

4.2*	Form of Corporate Unit.

*	To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 12, 2019

Stanley Black & Decker, Inc.

By:	/s/ Janet M. Link
Name:	Janet M. Link
Title:	Senior Vice President, General Counsel and Secretary

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